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                                                                     Exhibit 5.1

                                 July 24, 2000

                                                                      33579-1002
IntraLinks, Inc.
1372 Broadway, 12A
New York, N.Y. 10018

                       Registration Statement on Form S-1
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to IntraLinks, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-32600) filed with the Securities and Exchange Commission on March 15, 2000 (as may be further amended or supplemented, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 5,290,000 shares of its authorized but unissued Common Stock, par value $.01 per share (the "Shares"). The Shares, which include up to 690,000 shares of the Company's Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company and J.P. Morgan & Co., Bank of America Securities LLC and William Blair & Company, L.L.C.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

(a) The Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this opinion;

(b) The Amended and Restated Bylaws of the Company in effect as of the date of this opinion;

(c)  The Registration Statement;

(d) The draft of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement; and

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IntraLinks, Inc.
July 24, 2000


(e) such other records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion expressed below.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. Our opinion to the effect that all issued and outstanding Shares are fully paid and nonassessable is based on the assumption that the consideration of such Shares recited in the Board of Directors' resolutions for such Shares has been received.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the Underwriting Agreement signed by the parties thereto conforms in all material respects to the draft filed as Exhibit 1.1 to the Registration Statement, (iii) the currently unissued Shares to be sold by the Company are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, (iv) appropriate certificates evidencing the Shares will be executed and delivered by the Company, and (v) all applicable securities laws are complied with, it is our opinion that, when issued by the Company, the currently unissued Shares covered by the Registration Statement will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,
                              /s/ Heller Ehrman White & McAuliffe
                              -----------------------------------------
                              HELLER EHRMAN WHITE & MCAULIFFE